Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Curt Brooks +1.215.299.6137
Curt.Brooks@fmc.com

FMC Corporation Reports Second Quarter Results at High End of Guidance Range

Maintains full year adjusted EBITDA and adjusted EPS guidance; announces sale of India commercial business

Second Quarter 2025 Highlights
•Revenue of $1.05 billion, up 1 percent versus Q2 2024, up 2 percent organically1
•Consolidated GAAP net income of $67 million, a decline of 77 percent versus Q2 2024
•Adjusted EBITDA of $207 million, up 2 percent versus Q2 2024
•Consolidated GAAP net income of $0.53 per diluted share, down 77 percent versus Q2 2024
•Adjusted earnings per diluted share of $0.69, an increase of 10 percent versus Q2 2024

Full-Year Outlook2
•Revenue outlook of $4.08 billion to $4.28 billion, excluding India, down 2 percent at the midpoint versus 2024 reported results, which included India
•Maintains adjusted EBITDA outlook of $870 million to $950 million, an increase of 1 percent versus prior year at the midpoint
•Adjusted earnings per diluted share outlook unchanged at $3.26 to $3.70, flat at the midpoint to prior year
•Free cash flow forecast remains $200 million to $400 million, reflecting a decline of 51 percent at the midpoint from prior year

PHILADELPHIA, July 30, 2025 – FMC Corporation (NYSE:FMC) today reported second quarter 2025 revenue of $1.05 billion, up 1 percent versus second quarter 2024, and up 2 percent organically. On a GAAP basis, the company reported net income of $0.53 per diluted share in the second quarter, a decrease of 77 percent versus second quarter 2024 due to gains related to tax incentives recorded in the prior year. Second quarter adjusted earnings were $0.69 per diluted share, up 10 percent versus second quarter 2024.

Page 2 / FMC Corporation Reports Second Quarter Results at High End of Guidance Range

Higher second quarter revenue was driven by volume growth of 6 percent as customers in most countries appear to have reached target channel inventory levels for FMC products. Price declined 3 percent, over half of which was attributed to price adjustments in certain “cost-plus” contracts with specific diamide partners as a result of lower manufacturing costs. Foreign currency was a headwind of 1 percent3. The company’s growth portfolio increased by high-single digits while core portfolio sales were essentially flat.
Sales in North America declined 5 percent as solid branded growth in the U.S. was more than offset by lower volume from expected destocking in Canada. Latin America sales were 1 percent higher than prior year, 5 percent higher excluding currency impacts, aided by solid growth of new active ingredients fluindapyr and Isoflex™ active. In Asia, sales were lower by 17 percent, down 15 percent excluding currency impacts, due to lower pricing as well as reduced volume driven by ongoing destocking activity in India. EMEA sales increased 29 percent, 27 percent excluding currency impacts. Growth was driven by strong volume gains particularly for herbicides, diamide partners, and branded Cyazypyr® products. The Plant Health business grew 3 percent driven by gains in biologicals.

FMC Revenue	Q2 2025
Total Revenue Change (GAAP)	1%
Less FX Impact	(1)%
Organic[1] Revenue Change (Non-GAAP)	2%
GAAP net income in the second quarter declined 77 percent due to gains related to tax incentives recorded in the prior year. FMC second quarter adjusted EBITDA was $207 million, an increase of 2 percent from the prior-year period as favorable costs were partially offset by price and FX headwinds. Adjusted EPS grew 10 percent driven mainly by higher adjusted EBITDA and lower interest expense.
On a GAAP basis, cash from operations was $66 million, a decline of $226 million versus 2024 due primarily to a smaller reduction in inventory levels than in the prior year. Free cash flow was $40 million, a decline of $241 million versus Q2 2024 primarily due to lower cash from operations.

Page 3 / FMC Corporation Reports Second Quarter Results at High End of Guidance Range

Intention to Divest India Commercial Business
In response to challenges in India, the FMC Board of Directors has approved divesting the company’s commercial business in the country. FMC plans to continue to actively participate in the India market through a supply agreement with the eventual buyer of the business for its patented and data-protected portfolio, ranging from new diamide technologies to active ingredients and biologicals. The company will continue its active ingredient manufacturing operations in India. The sale process is underway and is expected to conclude within the next year.
Outlook2
The India commercial business will be classified as held for sale beginning in the third quarter. Revenue generated by the India commercial business will be included in reported revenue, while revenue guidance for the company will exclude India. Earnings of the India commercial business will be excluded from adjusted EBITDA and adjusted EPS. The company reaffirms its full-year 2025 adjusted EBITDA, adjusted EPS and free cash flow guidance ranges. Revenue excluding India is expected to be $4.08 billion to $4.28 billion, down 2 percent at the midpoint versus prior year reported revenue. Other than the exclusion of India revenue, there is no change to revenue guidance.
Third quarter revenue excluding India is expected to be in the range of $1.00 billion to $1.10 billion, down 1 percent at the midpoint versus reported third quarter 2024. Volume growth and a minor FX tailwind are expected to be more than offset by a mid-single digit price headwind, in part driven by diamide partner contract adjustments and higher rebates as customers purchase higher volumes. The India exclusion is a negative 6 percent impact. Adjusted EBITDA is forecasted to be in the range of $210 million to $250 million, an increase of 14 percent at the midpoint versus the prior year as lower costs and volume growth more than offset headwinds from pricing and FX. Lower costs are driven by COGS tailwinds from improved fixed cost absorption, lower raw material costs and restructuring benefits. FMC expects adjusted earnings per diluted share to be in the range of $0.78 to $0.98 in the third quarter, which represents a 28 percent increase at the midpoint versus third quarter 2024 driven mainly by higher adjusted EBITDA.

Page 4 / FMC Corporation Reports Second Quarter Results at High End of Guidance Range

Fourth quarter revenue excluding India is expected to be in the range of $1.24 billion to $1.34 billion, an increase of 5 percent at the midpoint versus reported fourth quarter 2024. The company expects strong volume growth driven by sales of new products as well as contributions from the additional route to market recently put in place in Brazil. Pricing is expected to be a low-single digit headwind, while FX is forecasted to be a minor tailwind. The India exclusion is negative 6 percent. Adjusted EBITDA is forecasted to be in the range of $334 million to $374 million, an increase of 4 percent at the midpoint versus the prior year as favorable costs and higher volumes are partially offset by lower price. FMC expects adjusted earnings per diluted share to be in the range of $1.62 to $1.84 in the fourth quarter, which represents a 3 percent decrease at the midpoint versus fourth quarter 2024. The unfavorable variance is mainly driven by an exceptionally low tax rate in the prior year.

	Full Year 2025 Outlook[2]	Second-Half Outlook [2] (excludes India in Q3 and Q4)	Third Quarter Outlook[2] (excludes India)	Fourth Quarter Outlook[2] (excludes India)
Revenue	$4.08 billion to $4.28 billion	$2.24 billion to $2.44 billion	$1.00 billion to $1.10 billion	$1.24 billion to $1.34 billion
Growth at midpoint vs. 2024	(2)%	2%	(1)%	5%
Adjusted EBITDA	$870 million to $950 million	$544 million to $624 million	$210 million to $250 million	$334 million to $374 million
Growth at midpoint vs. 2024	1%	8%	14%	4%
Adjusted EPS^	$3.26 to $3.70	$2.40 to $2.82	$0.78 to $0.98	$1.62 to $1.84
Growth at midpoint vs. 2024	0%	5%	28%	(3)%

^ EPS estimates assume 125.6 million diluted shares for full year and 125.6 million diluted shares for Q3 and Q4.
Note that percentages are calculated using whole numbers. Minor differences may exist due to rounding. India has been excluded from second half, third quarter and fourth quarter outlooks. Variances are calculated versus 2024 results which include India.

Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC, the FMC logo, Cyazypyr and Isoflex are trademarks of FMC Corporation or an affiliate.

Page 5 / FMC Corporation Reports Second Quarter Results at High End of Guidance Range

About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC's innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers and crop advisers to address their toughest challenges economically while protecting the environment. FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders.
In some cases, FMC has identified these forward-looking statements by such words or phrases as "outlook", "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Form 10-K"), the section captioned "Forward-Looking Information" in Part II of the 2024 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.
We specifically decline to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

Page 6 / FMC Corporation Reports Second Quarter Results at High End of Guidance Range

This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include adjusted EBITDA, adjusted earnings, free cash flow, organic revenue growth and revenue excluding India. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP terms.
1.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.
2.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA, and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, our India held for sale business, and discontinued operations. As a result, no GAAP outlook is provided. Starting with the third quarter 2025 guidance, we provide forecasts for revenue excluding India (non-GAAP financial measure). We are not able to forecast the GAAP revenue due to potential actions we may take during the held for sale period to prepare the business for a potential buyer and other uncertainties, including customer reaction to the announcement of our intention to sell our India commercial business. For all outlooks provided, variances are calculated versus 2024 results which include India.
3.In certain instances, parts included in the variance explanations in the discussion may not sum to the total variance for the financial statement line item due to rounding.
###

FMC CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited and in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$1,050.5	$1,038.4	$1,841.9	$1,956.4
Costs of sales and services	644.2	640.3	1,118.9	1,218.6
Gross margin	$406.3	$398.1	$723.0	$737.8
Selling, general and administrative expenses	176.8	164.8	348.8	328.7
Research and development expenses	66.4	75.9	135.1	136.8
Restructuring and other charges (income)	36.7	95.1	54.5	136.0
Total costs and expenses	$924.1	$976.1	$1,657.3	$1,820.1
Income from continuing operations before non-operating pension, postretirement, and other charges (income), interest expense, net and income taxes	$126.4	$62.3	$184.6	$136.3
Non-operating pension, postretirement, and other charges (income)	6.6	4.2	9.8	8.5
Interest expense, net	61.0	63.6	111.1	125.3
Income (loss) from continuing operations before income taxes	$58.8	$(5.5)	$63.7	$2.5
Provision (benefit) for income taxes	14.4	(303.5)	27.9	(304.9)
Income (loss) from continuing operations	$44.4	$298.0	$35.8	$307.4
Discontinued operations, net of income taxes	23.4	(2.8)	16.4	(15.3)
Net income (loss)	$67.8	$295.2	$52.2	$292.1
Less: Net income (loss) attributable to noncontrolling interests	1.1	0.1	1.0	(0.3)
Net income (loss) attributable to FMC stockholders	$66.7	$295.1	$51.2	$292.4
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations	$43.3	$297.9	$34.8	$307.7
Discontinued operations, net of tax	23.4	(2.8)	16.4	(15.3)
Net income (loss)	$66.7	$295.1	$51.2	$292.4
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.34	$2.37	$0.28	$2.45
Discontinued operations	0.19	(0.02)	0.13	(0.12)
Basic earnings per common share	$0.53	$2.35	$0.41	$2.33
Average number of shares outstanding used in basic earnings per share computations	125.2	125.0	125.1	125.0
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.34	$2.37	$0.28	$2.45
Discontinued operations	0.19	(0.02)	0.13	(0.12)
Diluted earnings per common share	$0.53	$2.35	$0.41	$2.33
Average number of shares outstanding used in diluted earnings per share computations	125.6	125.4	125.5	125.3

Other Data:
Capital additions and other investing activities	$9.8	$14.4	$47.2	$37.8
Depreciation and amortization expense	43.4	44.3	87.1	90.0

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited and in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) attributable to FMC stockholders (GAAP)	$66.7	$295.1	$51.2	$292.4
Corporate special charges (income):
Restructuring and other charges (income) (a)	36.7	95.1	54.5	136.0
Non-operating pension, postretirement, and other charges (income) (b)	6.6	4.2	9.8	8.5
Income tax expense (benefit) on Corporate special charges (income) (c)	(6.8)	(13.8)	(11.2)	(23.4)
Discontinued operations attributable to FMC stockholders, net of income taxes (d)	(23.4)	2.8	(16.4)	15.3
Tax adjustment (e)	6.9	(304.3)	21.2	(304.3)
Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP) (1)	$86.7	$79.1	$109.1	$124.5

Diluted earnings per common share (GAAP)	$0.53	$2.35	$0.41	$2.33
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.29	0.76	0.43	1.09
Non-operating pension, postretirement, and other charges (income)	0.05	0.03	0.08	0.07
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.04)	(0.11)	(0.09)	(0.19)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	(0.19)	0.02	(0.13)	0.12
Tax adjustments per diluted share	0.05	(2.42)	0.17	(2.43)
Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.69	$0.63	$0.87	$0.99

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	125.6	125.4	125.5	125.3
____________________
(1)Referred to as Adjusted earnings. The Company believes that Adjusted earnings, a Non-GAAP financial measure, and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(a)Three Months Ended June 30, 2025:
Restructuring and other charges (income) includes restructuring charges of $13.0 million primarily related to the previously announced global restructuring plan, referred to as "Project Focus." Charges incurred related to Project Focus consist of $4.9 million of professional service provider costs and other miscellaneous charges, $5.4 million of severance and employee separation costs, and accelerated depreciation of $2.5 million on assets identified for disposal in connection with the restructuring initiative. Other charges (income) of $23.7 million is comprised of $7.4 million of charges associated with our environmental sites, a charge of $11.9 million due to changes in our estimate for Furadan disposal costs at our Middleport site, and $4.4 million of other miscellaneous charges.

Three Months Ended June 30, 2024:
Restructuring and other charges (income) includes restructuring charges of $83.8 million primarily related to Project Focus. Charges incurred related to Project Focus consist of $53.3 million of non-cash asset write-off charges resulting from the contract termination with one of our third-party manufacturers, $18.6 million of severance and employee separation costs, including costs associated with the CEO transition, $6.5 million of professional service provider costs and other miscellaneous charges, and accelerated depreciation of $5.9 million on assets identified for disposal in connection with the restructuring initiative. Other charges (income) of $11.3 million is comprised of $5.7 million of charges associated with our environmental sites and $5.6 million of other miscellaneous charges.
Six Months Ended June 30, 2025:
Restructuring and other charges (income) includes restructuring charges of $26.6 million primarily related to the previously announced global restructuring plan, referred to as "Project Focus." Charges incurred related to Project Focus consist of $11.5 million of professional service provider costs and other miscellaneous charges, $9.6 million of severance and employee separation costs, and accelerated depreciation of $5.6 million on assets identified for disposal in connection with the restructuring initiative. Other charges (income) of $27.9 million is comprised of $10.9 million of charges associated with our environmental sites, a charge of $11.9 million due to changes in our estimate for Furadan disposal costs at our Middleport site, and $5.1 million of other miscellaneous charges.
Six Months Ended June 30, 2024:
Restructuring and other charges (income) includes restructuring charges of $117.5 million primarily related Project Focus. Charges incurred in connection with Project Focus consist of $53.3 million of non-cash asset write off charges resulting from the contract termination with one of our third-party manufacturers, $37.5 million of severance and employee separation costs, including costs associated with the CEO transition, $18.7 million of professional service provider costs and other miscellaneous charges, and accelerated depreciation of $8.2 million on assets identified for disposal in connection with the restructuring initiative. Other charges (income) of $18.5 million is comprised of $9.0 million of charges associated with our environmental sites and $9.5 million of other miscellaneous charges.
(b)Our non-operating pension, postretirement and other charges (income) includes those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted Earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees. The three and six months ended June 30, 2025 also includes other charges of $3.3 million incurred as a make-whole premium in connection with the early redemption of $500 million of the Senior Notes due May 18, 2026.
(c)The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(d)Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities. We recorded a $34.5 million reduction in our legal reserve in discontinued operations for the three and six months ended June 30, 2025 as a result of a decrease in outstanding cases.
(e)We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. In 2024 and 2023, we recorded significant deferred tax assets due to various tax incentives granted to the Company's Swiss subsidiaries (the "Swiss Tax Incentives"). The initial recognition of these Swiss Tax Incentives did not impact our adjusted non-GAAP effective tax rate but will be considered annually as we realize the benefits. Management believes excluding these discrete tax items, as well as the impacts of the Swiss Tax Incentives annually as the related benefits are realized, assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended June 30,		Six Months Ended June 30,
(in Millions)	2025	2024	2025	2024
Tax adjustments:
Revisions to valuation allowances of historical deferred tax assets	$—	$—	$(1.2)	$(1.6)
Net impact of Switzerland tax incentives	10.5	(300.0)	13.3	(300.0)
Foreign currency remeasurement and other discrete items	(3.6)	(4.3)	9.1	(2.7)
Total Non-GAAP tax adjustments	$6.9	$(304.3)	$21.2	$(304.3)

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) (GAAP)	$67.8	$295.2	$52.2	$292.1
Restructuring and other charges (income)	36.7	95.1	54.5	136.0
Non-operating pension, postretirement, and other charges (income)	6.6	4.2	9.8	8.5
Discontinued operations, net of income taxes	(23.4)	2.8	(16.4)	15.3
Interest expense, net	61.0	63.6	111.1	125.3
Depreciation and amortization	43.4	44.3	87.1	90.0
Provision (benefit) for income taxes	14.4	(303.5)	27.9	(304.9)
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (Non-GAAP) (1)	$206.5	$201.7	$326.2	$362.3
___________________
(1)     Referred to as Adjusted EBITDA. Defined as operating profit excluding restructuring and other charges (income) and depreciation and amortization expense.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash provided (required) by operating activities of continuing operations (GAAP) (1)	$65.9	$292.2	$(479.1)	$149.3

Capital expenditures	(15.0)	(9.9)	(46.6)	(30.6)
Other investing activities	5.2	(4.5)	(0.6)	(7.2)
Capital additions and other investing activities	$(9.8)	$(14.4)	$(47.2)	$(37.8)

Cash provided (required) by operating activities of discontinued operations	(16.4)	2.6	(29.7)	(18.9)
Free cash flow (Non-GAAP) (2)	$39.7	$280.4	$(556.0)	$92.6
___________________
(1)Includes cash payments made in connection with our Project Focus transformation program of $14.9 million and $23.6 million for the three months ended June 30, 2025 and 2024, respectively, and $70.6 million and $63.5 million for the six months ended June 30, 2025 and 2024, respectively.
(2)Free cash flow is defined as cash provided (required) by operating activities of continuing operations (GAAP) adjusted for spending for capital additions and other investing activities as well as cash provided (required) by discontinued operations and divestiture transaction costs associated with the sale of our GSS business. We believe that this Non-GAAP financial measure provides a useful basis for investors and securities analysts to evaluate the cash generated by routine business operations, including to assess our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

	Three Months Ended June 30, 2025 vs. 2024	Six Months Ended June 30, 2025 vs. 2024
Total Revenue Change (GAAP)	1%	(6)%
Less: Foreign Currency Impact	(1)%	(2)%
Organic Revenue Change (Non-GAAP)	2%	(4)%
___________________
(1)     We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO
FMC STOCKHOLDERS (GAAP) TO RETURN ON INVESTED CAPITAL ("ROIC")
NUMERATOR (NON-GAAP) AND ADJUSTED ROIC (USING NON-GAAP NUMERATOR)(1)
(Unaudited)

	Twelve Months Ended
	June 30, 2025
Net income (loss) attributable to FMC stockholders (GAAP)	$99.9
Interest expense, net, net of income taxes	195.2
Corporate special charges (income)	157.8
Income tax expense (benefit) on Corporate special charges (income)	(24.9)
Discontinued operations attributable to FMC stockholders, net of income taxes	30.1
Tax adjustments	158.0
ROIC numerator (Non-GAAP)	$616.1

	June 30, 2025	June 30, 2024
Total debt	$4,163.3	$4,179.1
Total FMC stockholders’ equity	4,397.0	4,559.4
Total debt and FMC stockholders' equity (GAAP)	$8,560.3	$8,738.5
ROIC denominator (2 yr average total debt and FMC stockholders' equity)	$8,649.4

ROIC (using Net income (loss) attributable to FMC stockholders (GAAP) as numerator)	1.15%
Adjusted ROIC (using Non-GAAP numerator)	7.12%
___________________
(1)    We believe Adjusted ROIC (non-GAAP) provides management and investors with useful supplemental information regarding our utilization of capital provided by both equity and debt as well as our working capital and free cash flow management. Additionally, vesting of certain restricted stock awards granted to officers is connected to Adjusted ROIC as a performance metric.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$438.2	$357.3
Trade receivables, net of allowance of $42.8 in 2025 and $39.4 in 2024	3,076.3	2,903.2
Inventories	1,395.7	1,201.6
Prepaid and other current assets	557.1	496.2
Total current assets	$5,467.3	$4,958.3
Property, plant and equipment, net	890.7	849.7
Goodwill	1,527.0	1,507.0
Other intangibles, net	2,401.4	2,360.7
Deferred income taxes	1,549.5	1,523.8
Other long-term assets	461.2	453.8
Total assets	$12,297.1	$11,653.3
Short-term debt and current portion of long-term debt	$893.3	$337.4
Accounts payable, trade and other	906.0	768.5
Advanced payments from customers	—	453.8
Accrued and other liabilities	819.8	755.2
Accrued customer rebates	812.0	489.9
Guarantees of vendor financing	61.5	85.5
Accrued pensions and other postretirement benefits, current	3.0	6.4
Income taxes	77.5	122.5
Total current liabilities	$3,573.1	$3,019.2
Long-term debt, less current portion	$3,270.0	$3,027.9
Long-term liabilities	1,025.9	1,097.4
Equity	4,428.1	4,508.8
Total liabilities and equity	$12,297.1	$11,653.3

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2025	2024
Cash provided (required) by operating activities of continuing operations	$(479.1)	$149.3

Cash provided (required) by operating activities of discontinued operations	(29.7)	(18.9)

Cash provided (required) by investing activities of continuing operations	(51.4)	(39.6)

Cash provided (required) by financing activities of continuing operations	628.7	84.7

Effect of exchange rate changes on cash	12.4	(6.4)

Increase (decrease) in cash and cash equivalents	$80.9	$169.1

Cash and cash equivalents, beginning of period	$357.3	$302.4

Cash and cash equivalents, end of period	$438.2	$471.5